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                                                                     EXHIBIT 11

                               THE BUCKLE, INC.
                      COMPUTATIONS OF EARNINGS PER SHARE
             (dollar amounts in thousands, except per share data)


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
                                         Fiscal Year Ended                    Fiscal Year Ended
                                          January 31, 1998                     February 1, 1997
                                  --------------------------------     --------------------------------
                                   Income      Shares    Per Share      Income      Shares    Per Share
                                                          Amount                               Amount
Basic EPS
 Net Income                       $ 23,331     14,141       $ 1.65     $ 13,624     13,905       $ 0.98

Effect of Dilutive Securities
 Stock Options                                    738                                  469
                                  --------------------------------     --------------------------------

Diluted EPS                       $ 23,331     14,879       $ 1.57     $ 13,624     14,374       $ 0.95
                                  ================================     ================================
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